Exhibit 99.1

News Release	Corporate Communications 938 University Park Boulevard, Suite 200 Clearfield, UT 84015	Phone: 801-779-4600

For Immediate Release

Media Contact:	Investor Contact:

Amanda Covington	Michael Pici
Phone: 801-779-4625	Phone: 801-779-4614
E-mail: media.relations@vistaoutdoor.com	E-mail: investor.relations@vistaoutdoor.com

Vista Outdoor Announces FY16 Third Quarter Operating Results

Vista Outdoor Updates FY16 Financial Guidance

Vista Outdoor Reports Both Sequential and Year-Over-Year Organic Growth

Clearfield, Utah, February 11, 2016 — Vista Outdoor Inc. (NYSE: VSTO) today reported operating results for the third quarter of its Fiscal Year 2016 (FY16), which ended on January 3, 2016.

"During the third quarter, we again delivered sequential and year-over-year organic growth," said Vista Outdoor Chairman and Chief Executive Officer Mark DeYoung. "Sales increased 17 percent over the prior-year period, including results from our recent acquisitions. Gross profit was up 25 percent year over year. Adjusted EPS was up 15 percent in the quarter over the prior-year period. We are in the middle of our winter show season and have received strong support for our new products as well as our ability to leverage distribution opportunities across a broad and growing portfolio. Looking ahead, we expect a solid fourth quarter, which is reflected in our raised revenue and adjusted EPS guidance.

"It has been one year since we launched Vista Outdoor, and I could not be more proud of the strong team we have put in place, the acquisitions we have completed, and the credibility we have gained within the industry and with stakeholders, who have seen us not only vocalize a visionary strategy, but execute it. We have also demonstrated our ability to act on a balanced capital deployment plan with our performance on the share repurchase program."

For the third quarter ended January 3, 2016:

•
Sales were $593 million, up 17 percent from the prior-year quarter, and up 5 percent on an organic sequential basis. The year-over-year increase primarily reflects an increase in the Shooting Sports segment and $41 million of sales from the Jimmy Styks and CamelBak acquisitions.

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Gross profit was $168 million, up 25 percent from the prior-year quarter. The increase includes $17 million of gross profit from the recent acquisitions as well as increased organic gross profit in the Shooting Sports segment.

•
Operating expenses were $92 million, compared to $123 million in the prior-year quarter. The decrease reflects the absence of a $52 million non-cash, goodwill/trade name impairment charge in the prior year, partially offset by additional expenses as a result of acquisitions, standalone company costs, stock-based compensation, and additional investments in R&D, selling and marketing.

•
The tax rate for the quarter was 36 percent down from 468 percent in the prior-year quarter. The decrease was primarily caused by the tax impact of the previously mentioned, non-deductible goodwill impairment charge that occurred in the prior year.

•	Fully diluted earnings per share (EPS) was $0.70, compared to $(0.17) in the prior-year quarter. Adjusted EPS was $0.70, compared to $0.61 in the prior-year quarter.

•	Year-to-date free cash flow was $51 million, compared to $80 million in the prior-year period.

•	The company repurchased approximately 1.4 million shares in the quarter for $61 million. Since January 3, 2016, Vista Outdoor repurchased approximately 360,000 additional shares for $16 million.

"Vista Outdoor delivered strong results across the portfolio," said Vista Outdoor Chief Financial Officer Stephen Nolan. "We overcame several headwinds, including unfavorable foreign exchange rates and the warm fall hunting season, to deliver 9 percent organic growth over the prior-year period. We were particularly pleased with the performance of our Shooting Sports segment, which grew 15 percent organically year-over-year and again grew sequentially, with revenue 5 percent higher than in the second quarter. Outdoor Products, which was more affected by both foreign exchange rates and the warm weather, still delivered 3 percent organic sequential growth, but was down 2 percent year-over-year on an organic basis. In the first complete quarter for our two recent acquisitions, we also drove strong performance with $41 million in revenue, even though we were out of season for both acquired brands."

Updated Outlook for Fiscal Year 2016

“Given the strong performance year to date, we are raising our revenue and adjusted EPS guidance for the year," said Nolan. "We still expect higher operating expenses and continued promotional activity for the balance of the year. Additionally, we anticipate continued investment in working capital to support both increased inventory availability and promotion-related payment terms, resulting in a modest reduction of the top end of our free cash flow guidance."

Vista Outdoor updated FY16 financial guidance:

•	Sales in a range of $2.24 billion to $2.26 billion;

•	Adjusted EPS in a range of $2.40 to $2.50;

•	Capital expenditures of approximately $45 million;

•	Free cash flow in a range of $150 million to $170 million; and

•	Tax rate of approximately 38 percent.

Please see the tables below for a reconciliation of non-GAAP adjusted EPS, operating profit and free cash flow to the comparable GAAP measures.

Earnings Conference Call Webcast Information

Vista Outdoor will hold an investor conference call to discuss its third quarter FY16 financial results on February 11, 2016, at 9 a.m. Eastern Standard Time. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast and view and/or download the earnings press release, including a reconciliation of non-GAAP financial measures, and the related earnings release presentation slides, which will also include detailed segment information, via Vista Outdoor’s website (www.vistaoutdoor.com). Choose "Investors" then "Events and Presentations." For those who cannot participate in the live webcast, a telephone recording of the conference call will be available for one month after the call. The telephone number for the recorded call is 719-457-0820, and the confirmation code is 9450270.

Reconciliation of Non-GAAP Financial Measures

Operating Profit and Earnings Per Share

The adjusted operating profit (adjusted EBIT), and adjusted earnings per share (adjusted EPS) presented above are non-GAAP financial measures that Vista Outdoor defines as operating profit (EBIT) and EPS excluding, where applicable, the impact of costs incurred in the period for current and possible transactions, acquisition inventory step-up, and goodwill/trade name impairment. Vista Outdoor management is presenting these measures so a reader may compare EBIT and EPS excluding these items, as the measures provide investors with an important perspective on the operating results of the company. Vista Outdoor management uses these measurements internally to assess business performance, and Vista Outdoor’s definition may differ from those used by other companies.

Quarter ended January 3, 2016:

	Operating Profit	Income Tax	Income Tax Rate	Net Income	EPS
As reported	$75,232	$24,297	36.0%	$43,159	$0.70
Transaction costs	265	101		164	—
Inventory step-up	505	192		313	—
As adjusted	$76,002	$24,590	36.0%	$43,636	$0.70

Quarter ended December 28, 2014:

	Operating Profit	Income Tax	Income Tax Rate	Net Income (Loss)	EPS
As reported	$11,394	$14,206	467.8%	$(11,169)	$(0.17)
Goodwill/trade name impairment	52,220	4,144		48,076	0.75
Transaction costs	2,597	1,000		1,597	0.03
As adjusted	$66,211	$19,350	33.4%	$38,504	$0.61

*NOTE: Adjustments to "as reported" results are items that are excluded to arrive at the "as adjusted" results for the quarters ended January 3, 2016 and December 28, 2014.

During the quarter ended January 3, 2016, Vista Outdoor incurred transaction costs associated with the completed transactions for CamelBak and Jimmy Styks as well as other possible transactions including advisory, legal and accounting service fees, a portion of which were non-deductible for tax purposes. For the quarter ended December 28, 2014, a portion of the transaction costs incurred by Orbital ATK in conjunction with the spin-off and merger were allocated to Vista Outdoor and have been included in the "as reported" results.

For the quarter ended January 3, 2016, as a result of the acquisitions of CamelBak and Jimmy Styks, Vista Outdoor recorded a step-up in the inventory balances, which is the purchase accounting fair value adjustment. The inventory step-up will be expensed to the income statement over the first inventory cycle.

For the quarter ended December 28, 2014, Vista Outdoor recorded a $52 million ($48 million, net of tax) non-cash, goodwill/trade name impairment charge associated with the Savage acquisition with only partial tax benefits.

Free Cash Flow

Free cash flow is defined as cash provided by operating activities less capital expenditures, allocated interest expense, and excluding transaction costs paid to date, net of tax. Vista Outdoor management believes free cash flow provides investors with an important perspective on the cash available for debt repayment, share repurchases and acquisitions after making the capital investments required to support ongoing business operations. Vista Outdoor management uses free cash flow internally to assess both business performance and overall liquidity.

	Nine months ended January 3, 2016	Nine months ended December 28, 2014	Projected year ending March 31, 2016
Cash provided by operating activities	$71,288	$79,174	$189,337–$209,337
Capital expenditures	(26,301)	(30,630)	~(45,000)
Allocated interest expense	—	25,281	—
Transaction costs paid to date, net of tax	5,663	6,115	5,663
Free cash flow	$50,650	$79,940	$150,000–$170,000

Adjusted Earnings Per Share - Guidance Reconciliation Table

The projected adjusted earnings per share (EPS) excluding transaction costs, facility rationalization costs, and inventory step-up incurred to date associated with current and possible transactions is a non-GAAP financial measure that Vista Outdoor defines as EPS excluding the impact of these items. Vista Outdoor management is presenting this measure so a reader may compare EPS excluding these items as this measure provides investors with an important perspective on the operating results of the company. Vista Outdoor management uses this measurement internally to assess business performance, and Vista Outdoor’s definition may differ from those used by other companies.

Current FY16 Full-Year Adjusted EPS Guidance

	Low	High
EPS guidance including transaction costs, facility rationalization, and inventory step-up incurred to date	$2.29	$2.39
Transaction costs incurred to date	0.08	0.08
Facility rationalization	$0.02	$0.02
Inventory step-up	$0.01	$0.01
Adjusted EPS guidance	$2.40	$2.50

Vista Outdoor is a leading global designer, manufacturer and marketer of consumer products in the growing outdoor sports and recreation markets. The company operates in two segments, Shooting Sports and Outdoor Products, and has well-recognized brands that provide consumers with a range of performance-driven, high-quality and innovative products in the ammunition, firearms and outdoor accessories categories. Vista Outdoor products are sold at leading retailers and distributors across North America and worldwide. Vista Outdoor is headquartered in Utah and has manufacturing operations and facilities in 10 U.S. States, Canada, Mexico and Puerto Rico along with international sales and sourcing operations in Asia, Australia, Canada, Europe and New Zealand.

Forward-Looking Statements

Certain statements in this press release and other oral and written statements made by Vista Outdoor from time to time are forward-looking statements, including those that discuss, among other things: Vista Outdoor’s plans, objectives, expectations, intentions, strategies, goals, outlook or other non-historical matters; projections with respect to future revenues, income, earnings per share or other financial measures for Vista Outdoor; and the assumptions that underlie these matters. The words ‘believe’, ‘expect’, ‘anticipate’, ‘intend’, ‘aim’, ‘should’ and similar expressions are intended to identify such forward-looking statements.  To the extent that any such information is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors could cause Vista Outdoor’s actual results to differ materially from expectations described in such forward-looking statements, including the following: Vista Outdoor’s ability to realize anticipated benefits and cost savings from acquisitions; Vista Outdoor’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners of acquired businesses; costs or difficulties related to the integration of acquired businesses; general economic and business conditions in the U.S. and Vista Outdoor’s other markets, including conditions affecting employment levels, consumer confidence and spending; Vista Outdoor’s ability to operate successfully as a standalone business; Vista Outdoor’s ability to retain and hire key personnel and maintain and grow its relationships with customers, suppliers and other business partners, including Vista Outdoor’s ability to obtain acceptable third party licenses; Vista Outdoor’s ability to adapt its products to changes in technology, the marketplace and customer preferences; Vista Outdoor’s ability to maintain and enhance brand recognition and reputation; reductions or unexpected changes in demand for ammunition, firearms or accessories or other outdoor sports and recreation products; risks associated with Vista Outdoor’s sales to significant retail customers, including unexpected cancellations, delays and other changes to purchase orders; supplier capacity constraints, production disruptions or quality or price issues affecting Vista Outdoor’s operating costs; seasonality and weather conditions in Vista Outdoor’s markets; Vista Outdoor’s competitive environment; risks associated with compliance and diversification into international and commercial markets; the supply, availability and costs of raw materials and components; changes in commodity, energy and production costs; changes in laws, rules and regulations relating to Vista Outdoor’s business, such as federal and state firearms and ammunition regulations; Vista Outdoor’s ability to execute its long-term growth strategy; Vista Outdoor’s ability to take advantage of growth opportunities in international and commercial markets; changes in interest rates or credit availability; foreign currency exchange rates and fluctuations in those rates; the outcome of contingencies, including with respect to litigation and other proceedings relating to intellectual property, product liability, warranty liability, personal injury and environmental remediation; risks associated with cybersecurity and other industrial and physical security threats; risks associated with pension asset returns and assumptions regarding future returns, discount rates and service costs; capital market volatility and the availability of financing; changes to accounting standards or policies; and changes in tax rules or pronouncements. Vista Outdoor undertakes no obligation to update any forward-looking statements. For further information on factors that could impact Vista Outdoor, and statements contained herein, please refer to Vista Outdoor’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K.

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VISTA OUTDOOR INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF INCOME (LOSS)
(preliminary and unaudited)

	Quarter ended		Nine months ended
(Amounts in thousands except per share data)	January 3, 2016	December 28, 2014	January 3, 2016	December 28, 2014
Sales, net	$592,557	$506,881	$1,658,431	$1,598,025
Cost of sales	425,053	372,844	1,202,611	1,191,942
Gross profit	167,504	134,037	455,820	406,083
Operating expenses:
Research and development	3,681	2,318	8,851	7,043
Selling, general, and administrative	88,591	68,105	252,011	201,399
Goodwill and tradename impairment	—	52,220	—	52,220
Income before interest and income taxes	75,232	11,394	194,958	145,421
Interest expense	(7,776)	(8,357)	(16,908)	(25,281)
Income before income taxes	67,456	3,037	178,050	120,140
Income tax provision	24,297	14,206	68,326	56,519
Net income (loss)	$43,159	$(11,169)	$109,724	$63,621
Earnings (loss) per common share:
Basic	$0.70	$(0.17)	$1.76	$1.00
Diluted	$0.70	$(0.17)	$1.75	$1.00
Weighted-average number of common shares outstanding:
Basic	61,717	63,875	62,175	63,875
Diluted	62,092	63,875	62,534	63,875

VISTA OUTDOOR INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(preliminary and unaudited)

(Amounts in thousands except share data)	January 3, 2016	March 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$71,134	$263,951
Net receivables	430,034	361,694
Net inventories	482,190	375,621
Deferred income taxes	49,222	50,343
Other current assets	30,269	13,452
Total current assets	1,062,849	1,065,061
Net property, plant, and equipment	189,894	190,607
Goodwill	1,019,003	782,163
Net intangible assets	658,039	517,482
Deferred charges and other non-current assets	19,254	17,811
Total assets	$2,949,039	$2,573,124
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$17,500	$17,500
Accounts payable	104,950	134,432
Accrued compensation	43,475	27,146
Accrued income taxes	11,535	9,569
Federal excise tax	28,875	23,194
Other current liabilities	137,588	96,071
Total current liabilities	343,923	307,912
Long-term debt	669,375	332,500
Non-current deferred income tax liabilities	191,486	193,382
Accrued pension and postemployment liabilities	58,394	59,345
Other non-current liabilities	41,107	31,221
Total liabilities	1,304,285	924,360

Common stock—$.01 par value:
Authorized—500,000,000 shares
Issued and outstanding— 61,338,105 shares at January 3, 2016 and 63,878,499 shares at March 31, 2015	613	639
Additional paid-in capital	1,742,184	1,742,125
Retained earnings	129,108	19,384
Accumulated other comprehensive loss	(111,715)	(110,303)
Common stock in treasury, at cost— 2,626,334 shares held at January 3, 2016 and 85,940 shares held at March 31, 2015	(115,436)	(3,081)
Total stockholders' equity	1,644,754	1,648,764
Total liabilities and stockholders' equity	$2,949,039	$2,573,124

VISTA OUTDOOR INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(preliminary and unaudited)

	Nine months ended
(Amounts in thousands)	January 3, 2016	December 28, 2014
Operating Activities
Net income	$109,724	$63,621
Adjustments to net income to arrive at cash provided by operating activities:
Depreciation	28,134	24,384
Amortization of intangible assets	24,602	23,112
Amortization of deferred financing costs	1,831	1,923
Goodwill and tradename impairment	—	52,220
Deferred income taxes	697	(3,873)
(Gain) loss on disposal of property	(180)	1,129
Stock-based compensation	9,055	—
Excess tax benefits from share-based plans	(206)	—
Changes in assets and liabilities, net of acquisition of businesses:
Net receivables	(36,387)	(71,034)
Net inventories	(75,437)	3,552
Accounts payable	(32,909)	(45,303)
Accrued compensation	5,328	(8,840)
Accrued income taxes	(4,543)	9,628
Federal excise tax	5,688	(2,672)
Pension and other postretirement benefits	3,458	—
Other assets and liabilities	32,433	31,327
Cash provided by operating activities	71,288	79,174
Investing Activities:
Capital expenditures	(26,301)	(30,630)
Acquisition of businesses, net of cash acquired	(462,116)	—
Proceeds from the disposition of property, plant, and equipment	696	(4)
Cash used for investing activities	(487,721)	(30,634)
Financing Activities:
Borrowings on line of credit	360,000	—
Payments on line of credit	(360,000)	—
Proceeds from issuance of long-term debt	350,000	—
Net transfers from parent	—	(7,386)
Payment from former parent	6,500	—
Payments made on long-term debt to parent	—	(13,225)
Proceeds from issuance of long-term debt to parent	—	50,000
Payments made to extinguish debt	—	(50,000)
Payments made on long-term debt	(13,125)	—
Payments made for debt issuance costs	(4,379)	(501)
Purchase of treasury shares	(115,194)	—
Proceeds from employee stock compensation plans	438	—
Excess tax benefits from share-based plans	206	—
Cash provided by (used for) financing activities	224,446	(21,112)
Effect of foreign exchange rate fluctuations on cash	(830)	(1,666)
(Decrease) increase in cash and cash equivalents	(192,817)	25,762
Cash and cash equivalents at beginning of period	263,951	40,004
Cash and cash equivalents at end of period	$71,134	$65,766